UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Globe Specialty Metals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2055624

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 2514 New York, NY	10119

(Address of Principal Executive Offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-152513 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the Common Stock of Globe Specialty Metals, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-152513) as originally filed with the Securities and Exchange Commission on July 25, 2008, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation*

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*

3.3	Amended and Restated Bylaws**

*	Incorporated by reference to the exhibit with the same designation filed with the Company’s registration statement on Form S-1 (Registration No. 333-152513) filed on July 25, 2008.

**	Incorporated by reference to the exhibit with the same designation filed with Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-152513) filed on November 4, 2008.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Date: July 28, 2009	By:	/s/ Stephen Lebowitz
Stephen Lebowitz
Chief Legal Officer